ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. LICENSE AGREEMENT

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AIE INTERNET CASINO EXTENSION (ICE)

THIS SINGLE USER LICENSE AGREEMENT IS A BINDING AGREEMENT BETWEEN PATROON AGENCY, INC. (USER) AND ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. FOR THE SOFTWARE SYSTEM PRODUCT (ICE), WHICH INCLUDES COMPUTER SOFTWARE AND ASSOCIATED PRINTED MATERIALS. BY INSTALLING OR OTHERWISE USING THE SOFTWARE SYSTEM PRODUCT
(ICE), USER AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT.

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                         SOFTWARE SYSTEM PRODUCT LICENSE

The Software Systems Product is protected by copyright laws and International copyright treaties as well as other intellectual property laws and treaties. This Software System Product is licensed and not sold.

1. GRANT OF LICENSE. This SINGLE USER LICENSE AGREEMENT grants USER the following rights:

       o       User may install and use one copy of the Software System Product.
               This  Software   System   Product  may  not  be  shared  or  used
               concurrently at more than one location.

2.   DESCRIPTION OF OTHER RIGHTS AND LIMITATIONS.

       o User may not reverse engineer, decompile, or disassemble the Software System Product.

       o The Software System Product is licensed as a single product. Its component parts may not be separated for use other than for one specific application.

       o User may not rent, lease, sell, transfer or assign the Software System Product without written consent of Atlantic International Entertainment, Ltd.

       o This is a non-expiring license. Without prejudice to any other rights, Atlantic International Entertainment, Ltd. may terminate this SINGLE USER LICENSE AGREEMENT if user fail to comply with all terms and conditions of this agreement. In such event, User must must destroy all copies of this product.

3. COPYRIGHT. All title and copyrights to the Software System Product are owned by Atlantic International Entertainment, Ltd.

4. FEE. $450,000 , Payable $30,000 upon signing this agreement or no later than January 17, 1997, balance upon installation of Software System by Atlantic International Entertainment, Ltd., in USER'S computers, payable, at users option, 50% of the net win or 48 equal monthly payments. For additional copies of the Software System in the same location the license fee per copy is $350,000 for five copies and $400,000 for an additional five copies. Terms to be negotiated at the time of sale.
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5.   SUPPORT  AND  UPGRADES.  USER will  also pay $2000 per month for  telephone technical support and software upgrades per copy until the balance is paid. After the balance is paid the fee shall be $1000 per month for the duration of this agreement.


ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. TO THE MAXIMUM EXTENT PERMITTED BY DELAWARE LAW, DISCLAIM ALL WARRANTIES, EITHER EXPRESSED OR IMPLIED WITH REGARD TO THIS PRODUCT AND IN NO EVENT SHALL ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF THE USE OF THIS PRODUCT.

Agreed to this 27th day of December, 1996

Patroon Agency, Inc.                  Atlantic International Entertainment, Ltd.
19101 Mystic Point Dr.                2200 Corporate Blvd.,  Suite 317
Aventura, Fl. 33180                   Boca Raton, Florida 33431

BY:  /s/ Gerald Cohn                  BY:  /s/ Richard Iamunno
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        Gerald Cohn, President             Richard Iamunno, President